UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

     KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:   001-11084

Wisconsin (State or other jurisdiction of incorporation)	39-1630919 (IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
  Menomonee Falls, Wisconsin 53051

(Address of principal executive offices)

 (262) 703-7000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders

Kohl’s Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) on May 14, 2015. The following matters were voted upon at the 2015 Annual Meeting:

(1)        Proposal to elect the 9 individuals nominated by the Board of Directors to serve as directors for a one year term and until their successors are duly elected and qualified.

The results of the voting on this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Peter Boneparth	165,960,877	2,191,240	566,750	10,804,206
Steven A. Burd	164,699,651	3,486,052	533,164	10,804,206
Dale E. Jones	165,946,630	2,210,259	561,978	10,804,206
Kevin Mansell	156,913,292	8,774,306	3,031,269	10,804,206
John E. Schlifske	165,429,081	2,719,248	570,538	10,804,206
Frank V. Sica	163,930,102	4,253,622	535,143	10,804,206
Stephanie A. Streeter	139,130,410	29,029,965	558,492	10,804,206
Nina G. Vaca	164,573,892	3,613,996	530,979	10,804,206
Stephen E. Watson	164,943,349	3,214,439	561,079	10,804,206

(2)         Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
172,772,439	6,198,618	552,016	0

(3)        Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
159,781,378	8,268,622	668,867	10,804,206

(4)         A shareholder proposal on the recovery of unearned management bonuses.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
57,570,485	110,299,638	848,744	10,804,206

(5)        A shareholder proposal on proxy access.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
123,112,243	44,956,400	650,224	10,804,206

Item 8.01

Other Events

On May 14, 2015, the Company issued a press release announcing events which took place in connection with the 2015 Annual Meeting.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 15, 2015

KOHL’S CORPORATION

By :/s/ Richard D. Schepp

Richard D. Schepp

Senior Executive Vice President,

Human Resources, General Counsel

and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 14, 2015